Exhibit 10.1

[EXECUTION ORIGINAL]

FIRST AMENDMENT TO THE

DYNEGY INC. EXECUTIVE SEVERANCE PAY PLAN

WHEREAS, Dynegy Inc. (the “Company”) and certain subsidiaries and affiliated entities have heretofore established the Dynegy Inc. Executive Severance Pay Plan (the “Executive Plan”);

WHEREAS, the Company has heretofore amended and restated the Executive Plan effective February 1, 2005 on behalf of itself and all of its subsidiaries and affiliated entities that participate in the Executive Plan;

WHEREAS, the Company desires to amend the Executive Plan on behalf of itself and its participating subsidiaries and affiliated entities;

WHEREAS, Article VI of the Executive Plan provides that the Company may amend the Executive Plan at any time; and

WHEREAS, the Company’s Compensation Committee has authorized the amendment of the Executive Plan in certain respects as set forth herein;

NOW THEREFORE, the Executive Plan is hereby amended as follows, effective as of the date specified below:

1. The sixth and seventh sentences of the first paragraph of Subsection III(A) of the Executive Plan are amended in their entirety to provide as follows:

“If, at the time an employee becomes eligible to receive severance benefits under this Executive Plan, his or her title is Dynegy Inc.’s ‘Chief Executive Officer’ or ‘Chief Operating Officer’ (or other comparable position as designated by the Compensation Committee), the employee will be eligible to receive twenty-four (24) months of base pay as severance pay. The maximum amount of severance pay available to any employee, except for an employee with the title of Dynegy Inc.’s ‘Chief Executive Officer’ or ‘Chief Operating Officer’ (or other comparable position as designated by the Compensation Committee), under this Executive Plan is twelve (12) months of base pay.”

2. Except as modified herein, the Executive Plan shall remain in full force and effect.

EXECUTED and effective this 15th day of September, 2005.

DYNEGY INC.

By:	/s/ R. BLAKE YOUNG
R. Blake Young
Executive Vice President,
Administration and Technology